EXHIBIT 10G-3

                      WPS RESOURCES CORPORATION
                     SHORT-TERM VARIABLE PAY PLAN


                       Effective January 1, 1998

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                       WPS RESOURCES CORPORATION
                     SHORT-TERM VARIABLE PAY PLAN

     1.   Purpose.

          The WPS Resources Corporation Short-Term Variable Pay Plan (the "Plan") has been established effective January 1, 1998 to promote the best interests of WPS Resources Corporation ("Company") and the stockholders of the Company by (a) attracting and retaining key employees possessing a strong interest in the above-average performance of the Company and its subsidiaries and (b) encouraging their continued loyalty, service and counsel.

     2.   Administration.

          (a) The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have full and final authority and discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising under the Plan, including the authority and discretion to:

               (1) determine those employees who are eligible to participate in the Plan for any year;

               (2) review and from time to time revise the tables and other factors on which incentive compensation awards may be based;

               (3) determine the amount (if any) awarded or to be awarded under the Plan to any employee for any year; and

               (4) to make all other determinations respecting the administration, operation and interpretation of the Plan that the Committee, in its sole discretion, determines to be necessary or appropriate.

          (b) An employee's participation in the Plan in any year, and any amounts awarded to the employee under the Plan for any such year, does not imply that the employee is entitled to participate in or receive an award under the Plan for any subsequent year.

     3.   Designation of Participating Employees.

          For each calendar year for which this Plan is in effect, the Committee shall designate:

          (a) those employees of the Company and its subsidiaries who are eligible to participate in the Plan for such year
("Participants");

          (b) the Target Award applicable to each Participant for such year (see Section 7); and

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          (c)  whether each Participant is a Utility Participant or a
Non-Utility Participant.

     4.   Award of Incentive Compensation.

          A Participant shall not have any right to an amount under this Plan until such amount has been awarded by the Committee to the Participant. The incentive compensation (if any) awarded to a Participant with respect to any calendar year will be an amount determined by the Committee based on the all of the facts and circumstances surrounding the Participant's employment, the Company's financial performance, and the quality of the Company's non-financial performance (e.g., customer satisfaction, response to customer complaints and such other quality-based measurables or factors as the Committee may in its discretion consider). In determining the amount of any incentive compensation to be awarded, the Committee may take into account the amounts determined under two non-binding target awards known as the Utility Performance Award and the Non-Utility Performance Award. In no event will the Committee make an award to a Participant unless the Participant was employed on December 31 of the year to which the award relates.

     5.   Utility Performance Award.

          (a) A Participant's Utility Performance Award for any year equals:

               (1) the Participant's Target Award for such year multiplied by

               (2) 0.75 (if the Participant has been designated as a Utility Participant) or 0.25 (if the
                      Participant has been designated as a Non-Utility Participant), multiplied by

               (3) the factor determined in accordance with Section 5(d) based upon Wisconsin Public Service
                      Corporation's Earned Rate of Return on Equity in relation to its Allowed Rate of Return on Equity.

          (b)  The Committee, in its sole discretion, may adjust the
0.75 and 0.25 factors specified in Section 5(a)(ii) above.

          (c)  Definitions.

               (1) "Allowed Rate of Return on Equity" means, with respect to any calendar year, Wisconsin Public Service Corporation's authorized return on common shareholders equity as established by the State of Wisconsin Public Service Commission's most recent rate order applicable to such year.

               (2) "Earned Rate of Return on Equity" means, with respect to any calendar year, the net income of Wisconsin Public Service Corporation for the calendar year as determined in accordance with generally accepted accounting principles
                      (GAAP) divided by the

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                      twelve month average common stock equity of
                      Wisconsin Public Service Corporation as of
                      December 31 of such year. Earned Rate of Return on Equity shall be stated as a percentage to the nearest one one-hundredth (1/100) of one percent. For this purpose, Wisconsin Public Service Corporation's net income and common stock equity shall be adjusted in accordance with Wisconsin Public Service Corporation's historic internal financial reporting practices to calculate a return on equity which is comparable to the "Allowed Rate of Return on Equity" established by the State of Wisconsin Public Service Commission. Accordingly, and without limitation, the "net income" of Wisconsin Public Service Corporation shall be adjusted to exclude earnings generated on Deferred Investment Tax Credit (DITC) balances and the "common stock equity" of Wisconsin Public Service Corporation shall be increased by treating ESOP loan guarantees as outstanding indebtedness. The Committee may also adjust the "net income" of Wisconsin Public Service Corporation to exclude the effects of extraordinary or non-recurring items.

          (d) The factor applicable for any year under Section 5(a)(iii) is determined from the following table (or any successor table as adopted by the Committee) based upon the difference obtained by subtracting the Company's Allowed Rate of Return on Equity for the year from the Company's Earned Rate of Return on Equity for that year.


    Earned Rate of Return on Equity
Minus Allowed Rate of Return on Equity   Factor for Section 5(a)(iii)
--------------------------------------   ----------------------------

       Less than (0.15)*                            0.00
       (0.15)* - (0.01)*                            0.60
          0.00 - 0.14                               0.80
          0.15 - 0.29                               1.00
          0.30 - 0.44                               1.05
          0.45 - 0.59                               1.10
          0.60 - 0.74                               1.15
        0.75 and greater                            1.20

-----------------------

     * Numbers in parenthesis represent negative numbers, i.e. Earned Rate of Return on Equity is less than Allowed Rate of Return on Equity.

     6.   Non-Utility Performance Award.

          (a) A Participant's Non-Utility Performance Award for any year equals:

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               (1)    the Participant's Target Award for such year
                      multiplied by

               (2) 0.25 (if the Participant has been designated as a Utility Participant) or 0.75 (if the Participant has been designated as a Non-Utility Participant), multiplied by

               (3)    the factor determined in accordance with
                      Section 6(d) based upon the ability of the Company's non-utility businesses to meet or exceed earnings per share and account retention/growth goals.

          (b)  The Committee, in its sole discretion, may adjust the
0.25 and 0.75 factors specified in Section 6(a)(ii) above.

          (c)  Definitions.

               (1) "EPS Impact" means, with respect to any calendar year, the fully diluted earnings per share of the Company taking into account only the net earnings of WPS Energy Services, Inc. and
                      WPS Power Development, Inc., as calculated to the nearest one-tenth of one cent in accordance with FASB 128 or any successor pronouncement and in a manner consistent with the methodology used by the Company and its consolidated subsidiaries for the purpose of reporting earnings per share information generally. For purposes of this calculation, the Committee may adjust the earnings taken into account to exclude the effects of extraordinary or non-recurring items.

               (2) "Account Retention" means, with respect to any calendar year, the percentage of "Accounts" actively served on January 1 of the calendar year that the Company or its non-utility subsidiaries continue to serve on December 31 of the same calendar year, rounded to the nearest one-tenth (1/10) of one percent.

               (3) "Account" means an actively served customer account entered into by an agent or employee of the customer who has the authority to contract with WPS Energy Services, Inc. or WPS Power Development, Inc. with respect to all or a portion of the customer's business. Where a customer has multiple contracts with WPS Energy Services, Inc. and/or WPS Power Development, Inc., such contracts, although originating with the same customer, may be considered separate Accounts for purposes of this Plan to the extent that the contracts are entered into or authorized by different contacts at the customer each of whom has independent authority to contract with WPS Energy Services, Inc. and/or WPS Power Development, Inc.

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               (4)    "Account Growth" means, with respect to any
                      calendar year, (i) the total number of Accounts on December 31 of the calendar year minus the total number of Accounts on January 1 of the calendar year, this amount divided by (ii) the total number of Accounts on January 1 of the calendar year. This quotient shall be rounded to the nearest one-tenth (1/10) of one percent.

          (d) The factor applicable for any year under Section 6(a)(iii) is equal to the sum of the amounts determined from the tables in Sections 6(d)(i) and 6(d)(ii) below (or any successor table or tables as adopted by the Committee); provided that the table set forth in Section 6(d)(ii) below shall not apply unless the EPS Impact for the calendar year is at least $0.01.


               (1)    EPS Impact Table

                 EPS Impact             Factor for Section 6(a)(iii)
                 ----------             ----------------------------

               Less than $0.01                     0.00
               $0.01 - $0.019                      0.20
               $0.02 - $0.029                      0.40
               $0.03 - $0.039                      0.60
               $0.04 - $0.049                      0.80
               $0.05 - $0.059                      1.00
               $0.06 - $0.069                      1.10
               $0.07 - greater                     1.20

               (2)    Account Growth/Retention Table

                                  Account Growth

                <5%    5 - 9.9%     10 - 14.9%    15 - 19.9%     > 20%
                ---    --------     ----------    ----------     -----
   Account
  Retention
    >96%          0       0.05          0.10         0.15        0.20
92.1% - 96%    (0.05)       0           0.05         0.10        0.15
88.1% - 92%    (0.10)    (0.05)           0          0.05        0.10
84.1% - 88%    (0.15)    (0.10)        (0.05)          0         0.05
    < 84%      (0.20)    (0.15)        (0.10)       (0.05)         0
    -

     7.   Target Award

          (a) The Target Award applicable to each Participant is based upon the "Level" to which the Committee has assigned the
Participant:

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               Level                     Target Award
               -----                     ------------

                 1                     35% of Base Salary
                 2                     25% of Base Salary
                 3                     20% of Base Salary
                 4                     15% of Base Salary


          (b) The Committee, in its sole discretion, may modify the number of Levels or the Target Award that is applicable to a particular Level. The Target Award assigned to a particular Level is relevant solely for purposes of the calculations described in Sections 5 and 6 above. The establishment of a Target Award with respect to any Participant does not imply that the Participant is or will become entitled to incentive compensation in the amount of the Target Award.

          (c) "Base Salary" means base salary paid to the Participant by the Company and/or a consolidated subsidiary of the Company for services performed by the Participant during the applicable calendar year for which he or she has been designated as a Participant in the Plan. Base Salary shall include amounts that would have been paid to the Participant as base salary but for the fact that the Participant elected to defer such amounts as an elective contribution under a
Section 125, 129 or 401(k) arrangement or as a Voluntary Deferral
under the WPS Resources Corporation Deferred Compensation Plan.   Base
Salary shall not include extraordinary payments made to or on behalf of the Participant, such as overtime, bonuses, meal allowances, reimbursed expenses (including any tax "gross-up" payments), termination pay, moving pay, commuting expenses, Mandatory Deferrals under the WPS Resources Corporation Deferred Compensation Plan or other non-elective deferred compensation payments or accruals, stock options, the value of employer-provided fringe benefits or coverage, any contributions on behalf of the Participant to a survivor's income benefit plan or any other employee benefit plan within the meaning of ERISA, all as determined in accordance with such uniform rules, regulations or standards as may be prescribed by the Committee. In the case of an employee who is designated as a Participant after the first day of the calendar year, the Committee may elect to apply the foregoing definition with respect to the Base Salary received by the Participant on and after the effective date of his or her participation.

     8.   Distribution.

          (a) Unless deferred in accordance with Section 8(b) below, incentive compensation amounts awarded under this Plan shall be paid to the eligible Participant (less applicable withholding) as soon as practicable following the date on which such payment has been authorized by the Committee.

          (b) A Participant may, but need not, elect to defer the receipt of all or any portion of the incentive compensation amounts awarded to the Participant under this Plan. If the Participant so elects, the deferred portion of the Participant's incentive compensation award will

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be credited to the Participant's Stock Account under the
WPS Resources Corporation Deferred Compensation Plan ("Deferred Compensation Plan") for later distribution in accordance with the terms of the Deferred Compensation Plan and the Participant's elections under that plan. A Participant's election to defer all or a portion of his award under this Plan for any year shall be given effect only if the Participant's executed deferral election is received by the Committee or its delegate prior to January 1 of the calendar year during which the incentive compensation will be earned, e.g., prior to January 1, 1999 for deferral of incentive compensation amounts that may be earned in 1999. Notwithstanding the foregoing,
(i) a Participant's deferral election with respect to the initial
(1998) calendar year may be made within 30 days of the date on which the Plan document is approved by the Board of Directors, and (ii) in the case of a Participant who is designated by the Committee as being eligible to participate with respect to a particular calendar year after the beginning of such year, the Participant's deferral election for such year may be made within 30 days of the date on which the Committee designates the Participant as being eligible to participate in the Plan.

     9.   Amendment or Termination.

          The Committee may amend, modify or terminate the Plan at any time and for any reason, including, without limitation, the authority to alter at any time during the calendar year the amount of incentive compensation that is available or potentially available to Participants with respect to the calendar year or the terms and conditions under which such incentive compensation is or will become payable.

     10.  Participant Rights Unsecured.

          The right of a Participant to receive a distribution of incentive compensation awarded hereunder shall be an unsecured claim, and the Participant shall not have any rights in or against any specific assets of the Company or any of its subsidiaries. The right of a Participant to the payment of incentive compensation that has been awarded or may be awarded under this Plan may not in any manner be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment; provided that any benefits awarded to the Participant but unpaid as of the date of the Participant's death shall be paid to the Participant's estate.

     11.  Successor and Assigns.

          This Plan, with respect to any amount awarded to a Participant by the Committee in accordance with Section 4, shall be binding upon and inure to the benefit of the Company and its subsidiaries, their successors and assigns and to the Participant and the executor, administrator or legal representative of the Participant's estate.

     12.  Governing Law.

          This Plan shall be governed by and construed in accordance with the law of the State of Wisconsin.

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